As filed with the Securities and Exchange Commission on July 3, 2002
                                                Registration No. 333-___________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                              Meritage Corporation
             (Exact Name of Registrant as Specified in Its Charter)

            Maryland                                             86-0611231
(State or Other Jurisdiction of                               (I.R.S. Employer
 Incorporation or Organization)                              Identification No.)

        6613 North Scottsdale Road, Suite 200, Scottsdale, Arizona 85250
               (Address of Principal Executive Offices) (Zip Code)

                     Meritage Corporation Stock Option Plan
                            (Full Title of the Plan)

                                  Larry W. Seay
               Chief Financial Officer and Vice President-Finance
                              Meritage Corporation
                      6613 North Scottsdale Road, Suite 200
                            Scottsdale, Arizona 85250
                     (Name and Address of Agent For Service)

                                 (877) 400-7888
          (Telephone Number, Including Area Code, of Agent for Service)

                                  With copy to:
                                Steven D. Pidgeon
                              Snell & Wilmer L.L.P.
                               One Arizona Center
                            400 East Van Buren Street
                           Phoenix, Arizona 85004-0001
                                 (602) 382-6000

                         CALCULATION OF REGISTRATION FEE

==============================================================================================
                                      Proposed Maximum     Proposed Maximum
Title Of Securities   Amount To Be   Offering Price Per  Aggregate Offering     Amount Of
 To Be Registered    Registered (1)       Share (2)           Price (2)      Registration Fee
---------------------------------------------------------------------------------------------
   Common Stock         600,000            $43.745            $26,247,000       $2,414.72
 ($0.01 par value
    per share)
=============================================================================================

(1) In the event of a stock split, stock dividend, or similar transaction involving the Registrant's Common Stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the amount of the registration fee, pursuant to Rules 457(c) and 457(h) of the Securities Act, on the basis of the average of the high and low prices of the Registrant's shares of Common Stock on July 2, 2002.

================================================================================

     This Registration Statement relates to Form S-8 Registration Statement No. 333-37859, filed on October 14, 1997, pursuant to which the Registrant registered 450,000 shares of common stock for issuance under the Meritage Corporation Stock Option Plan (the "Plan") (as adjusted to reflect an increase resulting from a 2-for-1 stock split); Form S-8 Registration Statement No. 333-75629, filed on April 2, 1999, pursuant to which the Registrant registered 500,000 shares of common stock for issuance under the Plan (as adjusted to reflect an increase resulting from a 2-for-1 stock split); and Form S-8 Registration Statement No. 333-39036, filed on June 12, 2000, pursuant to which the Registrant registered 600,000 shares of common stock for issuance under the Plan (as adjusted to reflect a increase resulting from a 2-for-1 stock split). The contents of these registration statements are incorporated by reference herein pursuant to General Instruction E to Form S-8. This Registration Statement relates to the amendment of the Plan. The Plan has been amended to increase the number of shares of common stock authorized to be issued thereunder from 1,550,000 shares to 2,150,000 shares and the number of shares that may be issued to any one person thereunder from 200,000 to 300,000. The previously paid filing fees associated with the referenced securities under the registration statements are $2,399.59.

                                  EXHIBIT INDEX

Exhibit                                                        Page or Method
Number                   Description                              of Filing
------                   -----------                              ---------
 4.1      Meritage Corporation Stock Option Plan             Filed herewith

 5.1      Opinion of Venable, Baetjer, Howard & Civiletti,
          LLP, Maryland counsel (including consent)          Filed herewith

 23.1     Consent of Independent Auditors                    Filed herewith

 23.2     Consent of Counsel                                 Included as part of
                                                             Exhibit 5.1

 24       Power of Attorney                                  See Signature Page

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on this 3rd day of July, 2002.


                                        MERITAGE CORPORATION


                                        By: /s/ Larry W. Seay
                                            ------------------------------------
                                            Larry W. Seay
                                            Chief Financial Officer and
                                            Vice President - Finance

                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints John R. Landon, Steven J. Hilton and Larry W. Seay, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

          Signature                         Title                      Date
          ---------                         -----                      ----

By: /s/ John R. Landon          Co-Chairman, Co-Chief              July 2, 2002
    -------------------------   Executive Officer and Director
        John R. Landon


By: /s/ Steven J. Hilton        Co-Chairman, Co-Chief              July 1, 2002
    -------------------------   Executive Officer and Director
        Steven J. Hilton


By: /s/ Larry W. Seay           Chief Financial Officer, Vice      July 1, 2002
    -------------------------   President-Finance, Secretary
        Larry W. Seay           and Treasurer (Principal
                                Financial and Accounting Officer)


By: /s/ Richard T. Morgan       Vice President                     July 2, 2002
    -------------------------
        Richard T. Morgan


By: /s/ Robert G. Sarver        Director                           July 2, 2002
    -------------------------
        Robert G. Sarver


By: /s/ C. Timothy White        Director                           July 2, 2002
    -------------------------
        C. Timothy White


By: /s/ Raymond Oppel           Director                           July 2, 2002
    -------------------------
        Raymond Oppel


By: /s/ Peter L. Ax             Director                           July 2, 2002
    -------------------------
        Peter L. Ax


By: /s/ William G. Campbell     Director                           July 2, 2002
    -------------------------
        William G. Campbell